                                              Supplement to Prospectus Dated May 1, 2002
                                                    Supplement dated August 5, 2002

This Supplement  should be retained with the current  Prospectus for your variable  annuity  contract  issued by American  Skandia Life
Assurance  Corporation  ("American  Skandia").  If  you  do  not  have  a  current  Prospectus,  please  contact  American  Skandia  at
1-800-SKANDIA.

Guaranteed Return Option (GRO) SM Promotion

The  Guaranteed  Return  Option (GRO) SM Promotion  has been  extended  from August 2, 2002 to November 1, 2002.  In the section of the
Prospectus  entitled  "Guaranteed  Return Option  (GRO)SM" - "Charges  under the Program",  August 2, 2002 is deleted and replaced with
November 1, 2002.

ASL II/ASL II Premier - SUPP. (8/5/2002)                                                              ASL2 / FASL2